UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)
(952) 368-4300
(Registrant’s telephone number, including area code)
 Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	LFCR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2026, Lifecore Biomedical, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, Company’s stockholders approved Proposal No. 4: Approval of the Lifecore Biomedical, Inc. 2026 Stock Incentive Plan (the “2026 Plan”).
The Board of Directors adopted the 2026 Plan on April 22, 2026, on the Compensation Committee’s recommendation, subject to stockholder approval. By its terms, the 2026 Plan will become effective on October 16, 2026 (the “Effective Date”) at which time the Company’s 2019 Stock Incentive Plan (the “2019 Plan”) will expire by its terms. The aggregate number of shares of the Company’s Common Stock available for issuance under the 2026 Plan will be (i) 2,500,000 shares of Common Stock, plus (ii) any shares of Common Stock that are represented by awards granted under the 2019 Plan that are forfeited, expire or are cancelled without delivery of shares or which result in the forfeiture of shares back to the Company on or after the Effective Date. A description of the 2026 Plan is set forth under Proposal No. 4 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2026, which description is incorporated herein by reference.
The foregoing is a summary of the material terms of the 2026 Plan and is qualified in its entirety by reference to the full text of the 2026 Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07     Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on June 4, 2026. As of the close of business on April 6, 2026, the record date for the Annual Meeting (the “Record Date”), there were (i) 37,477,386 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding and entitled to vote at the Annual Meeting, (ii) 49,263 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) outstanding, (iii) 49,263 shares of Series A Preferred Stock entitled to vote on the Series A Preferred Directors (as defined below), and (iv) 49,263 shares of Series A Preferred Stock entitled to vote on an as-converted basis (voting together with the holders of shares of Common Stock as one class), subject to the applicable conversion limits, on the other applicable nominees and proposals (representing, on an as-converted basis, the equivalent of 7,540,464 shares of Common Stock). The holders of the shares of Common Stock and the holders of the Series A Preferred Stock represented combined voting power equivalent to 45,017,850 shares of Common Stock, subject to applicable conversion limits.
The four proposals presented to the stockholders of the Company at the Annual Meeting were:
(1)To elect nine directors to serve for a term expiring at the next succeeding annual meeting of stockholders or until their successors are duly elected and qualified, with seven such directors to be elected by holders of the Common Stock and the Series A Preferred Stock, voting together as a single class, and two such directors to be elected solely by holders of the Series A Preferred Stock (the latter, the “Series A Preferred Directors”).
(2)To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
(3)To approve a non-binding advisory proposal approving the compensation of the Company’s named executive officers.
(4)To approve the Lifecore Biomedical, Inc. 2026 Stock Incentive Plan.

1. Stockholders elected the nine director nominees and the voting results were as follows:

Directors Elected by All Stockholders	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Katrina L. Houde	19,790,359	3,336,694	3,350	10,697,326
Humberto C. Antunes	21,713,661	1,408,873	7,869	10,697,326
Paul H. Johnson	21,920,254	1,206,182	3,967	10,697,326
Paul Josephs	23,068,707	57,729	3,967	10,697,326
Matthew E. Korenberg	21,432,586	1,693,825	3,992	10,697,326
Nelson Obus	21,450,647	1,675,206	4,550	10,697,326
Joshua E. Schechter	20,394,278	2,731,575	4,550	10,697,326

Directors Elected by the Series A Preferred Stockholders	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Jason Aryeh	28,287	—	—	—
Christopher S. Kiper	28,287	—	—	—
As a result of the foregoing voting results, each of the foregoing directors was elected to the Board of Directors of the Company to serve for a term expiring at the 2027 Annual Meeting and until their successors are duly elected and qualified, with seven such nominees elected by holders of Common Stock and holders of the Series A Preferred Stock, voting together as a single class, and the Series A Preferred Directors elected solely by holders of the Series A Preferred Stock.
2. Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, with votes as follows:

Votes For	Votes Against	Abstain
33,760,879	63,445	3,405
3. Stockholders approved the compensation paid to the Company’s named executive officers (in the form of a non-binding, advisory vote), with votes as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,938,684	178,868	12,851	10,697,326
4.Stockholders approved the Lifecore Biomedical, Inc. 2026 Stock Incentive Plan, with votes as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,724,492	392,825	13,086	10,697,326
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Lifecore Biomedical, Inc. Incentive 2026 Stock Incentive Plan
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 5, 2026

LIFECORE BIOMEDICAL, INC.

By:	/s/ Ryan D. Lake
Ryan D. Lake
Chief Financial Officer